As Filed with the Securities and Exchange Commission on June 21, 2019	Registration No. 333-209131

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 7

TO FORM

S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

 XG SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Michigan	2821	20-4998896
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3101 Grand Oak Drive

Lansing, MI 48911

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Philip L. Rose
Chief Executive Officer
XG Sciences, Inc.

3101 Grand Oak Drive

Lansing, MI 48911

Telephone: (517) 703-1110

(Name, address, including zip code, and telephone number, including area code, of agent for service)

 Copies to:

Clayton E. Parker, Esq.

Matthew Ogurick, Esq.

K&L Gates LLP

200 South Biscayne Boulevard, Suite 3900

Miami, Florida 33131-2399

Telephone: (305) 539-3306

Facsimile: (305) 358-7095

Approximate date of commencement of proposed sale to the public: Not applicable

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
		Emerging growth company	☑

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☑

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DEREGISTRATION OF SECURITIES

XG Sciences, Inc. (the “Company”) previously filed a Registration Statement on Form S-1 (File No. 333-209131) with the U.S. Securities and Exchange Commission (the “SEC”) on April 11, 2016, which was initially declared effective by the SEC on April 13, 2016 (the “Registration Statement”). The Registration Statement registered up to 3,000,000 shares of common stock at a fixed price of $8.00 per share to the general public in a self-underwritten, best efforts offering (the “Offering”). On April 12, 2019, the Company completed the Offering after selling 2,615,425 shares under the Registration Statement. As of the date of this filing, 384,575 shares of common stock remain unsold and are being removed from registration.

The Registration Statement declared effective April 13, 2016 was amended with Post-Effective Amendment No. 1 declared effective August 26, 2016, Post-Effective Amendment No. 2 declared effective August 31, 2016, Post-Effective Amendment No. 3 declared effective January 17, 2017, Post-Effective Amendment No. 4 declared effective April 12, 2017, Post-Effective Amendment No. 5 declared effective April 14, 2017, and Post-Effective Amendment No. 6 declared effective June 26, 2018. This Post-Effective Amendment No. 7 to the Existing Registration Statement is being filed in accordance with an undertaking made by the Company in Item 17 of Part II of the Existing Registration Statement to remove from registration, by means of a post-effective amendment, the shares of common stock which remain unsold at the termination of the offering. The Company hereby removes from registration all of the shares registered under the Registration Statement which remain unsold as of the date hereof.

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SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment to the Existing Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lansing, State of Michigan, on the 21st day of June, 2019.

XG SCIENCES, INC.

By:	/s/ Philip L. Rose
Name:	Philip L. Rose
Title:	Chief Executive Officer, President, Treasurer, Principal Executive Officer and Principal Financial Officer

No other person is required to sign this Post-Effective Amendment No. 7 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.

_____________________________________________________________________________________________

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